Exhibit 99.1

For Immediate Release

Investor Contacts:	Nate Wallace	Raj Rajaji
	Manugistics Group, Inc.	Manugistics Group, Inc.
	Investor Relations	Chief Financial Officer
	301-255-5059	301-255-5087

Press Contacts:	Jeff Jeter	Kristine Gager
	Manugistics Group, Inc.	Edelman
	Marketing	Public Relations
	301-255-5210	202-326-1747

Manugistics Announces Fourth Quarter Fiscal 2004 Results

Fourth Quarter Software Revenue Posts Gains Over Prior Year

Company reports positive cash flows from operations and reduces convertible debt balance by $74.5 million to $175.5 million in fiscal 2004

ROCKVILLE, Md. — March 31, 2004 — Manugistics Group, Inc.
(NASDAQ:MANU), a leading global provider of demand and supply chain management solutions, today reported results for its fiscal 2004 fourth quarter and fiscal year ended February 29, 2004.

“We made significant progress towards many of our financial objectives in fiscal 2004,” said Gregory J. Owens, Chairman and CEO, Manugistics. “In the second half of the year, we grew software revenue, generated positive cash flows from operations and reduced our convertible debt balance by 30 percent. We believe market conditions continue to improve modestly as evidenced by increased numbers of closed software license transactions over the past two quarters, increased average deal size in the fourth quarter and year over year growth in software revenue for two consecutive quarters. Our Americas operation posted its strongest quarterly results in nearly two years, and our Government, Aerospace and Defense business continues to be a major contributor for us.”

For the fourth quarter, software revenue was $19.0 million, up four percent from $18.2 million in the prior year quarter. Product revenue, which is composed of software and support revenue, was 71 percent of total revenue, up from 62 percent in the prior year quarter. Services revenue was $15.0 million, down 33 percent from $22.5 million in the prior year quarter. Total revenue was $57.8 million, down 12 percent from $65.5 million in the prior year quarter due to the decrease in services revenue, the Company’s lowest gross margin revenue source.

For the fourth quarter, the Company reported a GAAP operating loss of $9.3 million compared to a GAAP operating loss of $108.9 million in the prior year quarter. The Company reported a GAAP net loss of $56.6 million, or $0.73 per basic and diluted share, compared to a GAAP net loss of $111.4 million, or $1.59 per basic and diluted share, in the prior year quarter. The GAAP net loss for the quarter ended February 29, 2004 includes a non-cash debt conversion expense of $43.4 million, or $0.56 per share, as a result of the exchange of $52.0 million of convertible debt for 6.7 million shares of the Company’s common stock during the quarter ended February 29, 2004. The GAAP net loss for the quarter ended February 28, 2003 included a $96.3 million non-cash goodwill impairment charge, or $1.38 per share.

For the fourth quarter, the Company reported positive adjusted operating income of $4.2 million, compared to an adjusted operating loss of $5.0 million in the prior year quarter. The Company reported adjusted net income of $273,000, or $.00 per basic and diluted share, for the fourth quarter, compared to an adjusted net loss of $7.6 million, or $.11 per basic and diluted share, in the prior year quarter.

Adjusted net income or loss, adjusted operating income or loss and adjusted net income or loss per basic and diluted share referred to in this press release are non-GAAP measures and exclude the following items: amortization of intangibles and acquired technology, restructuring and lease abandonment charges, non-cash stock option compensation charges, goodwill impairment charges and non-cash debt conversion expenses. A reconciliation of GAAP results to adjusted results has been provided in the financial statement tables following the text of this press release. For further information, please refer to the section of the press release titled “Reasons for Presentation of Non-GAAP Financial Measures.”

“We delivered positive adjusted operating income and year over year improvement in adjusted net income in every quarter in fiscal 2004 — an impressive accomplishment given the challenging market conditions information technology companies have faced. Our goal for fiscal 2005 and beyond is to drive towards more growth and adjusted net income each quarter,” added Owens. “Our competitive position remains strong, and we are seeing increasing levels of business activity across the consumer goods, electronics and high technology, government, aerospace and defense and retail sectors.”

Additional February 2004 Quarterly Financial Metrics:

•	Closed 27 significant software license transactions of $100,000 or more, including three transactions of $1 million or greater.
•	20 percent of software revenue came from new customers.
•	27 percent of software revenue came from international sales.
•	Average deal size for significant software transactions was $654,000.
•	Cash flows from operations were $16.1 million during the quarter ended February 29, 2004, the highest in three years.
•	Cash, marketable securities and investments were approximately $155.3 million as of February 29, 2004, up $18.2 million from November 30, 2003.
•	Convertible debt balance was reduced to $175.5 million at February 29, 2004 from $227.5 million at November 30, 2003 via debt-for-equity exchanges.

•	Days Sales Outstanding (DSO) for receivables were 87 days compared to 88 days in the third quarter.
•	Deferred revenue increased to $43.7 million on February 29, 2004 from $34.9 million as of November 30, 2003, reflecting strong seasonal renewals of annual support contracts.

Guidance — First Quarter Fiscal 2005:

The Company expects its first quarter adjusted operating income and adjusted income per diluted share to improve sequentially on slightly higher total revenue. Projected adjusted net income for the first quarter excludes expected quarterly charges of $5.2 million for amortization of intangibles and acquired technology.

Other Highlights and Developments:

Fourth Quarter Global Client Wins: The Company signed significant software license transactions across key industries in the Americas, Europe and Asia, with fourth quarter global wins including, among others: Albertson’s, Inc., Arnott’s, Arrow Electronics, Inc., BearingPoint, Inc., Dollar General Corporation, DSG Retail Limited, Lotte Co. Ltd., Mahou San Miguel, Mitsubishi Motors Europe B.V., Owens & Minor Medical, Inc., Royal Numico N.V., Sanmina-SCI Corporation, Smith & Nephew, and The Scotts Company.

Aerospace & Defense Summit: Manugistics hosted a Supply Chain Summit for its Aerospace and Defense prospects and clients, with a focus on RFID technology and readiness, and autonomic logistics. The Summit brought together representatives from more than 30 companies and the U.S. Department of Defense for interactive workshops and informative best practices case-study presentations on topics such as vendor managed inventory, materials management and procurement, and maintenance, repair, and overhaul.

Management Update: Kenneth F. Wallet was appointed Manugistics Group Vice President and President of Manugistics Asia-Pacific Operations, part of a concerted strategy by the Company to capture greater market share in the fast growing Asia-Pacific region. Formerly Vice President, Manugistics Consulting Services, Wallet managed a team responsible for delivering client value through the on-time implementation of Manugistics solutions. A member of the Manugistics Executive Committee, Wallet will work closely with a proven team of in-region professionals, placing special emphasis on Greater China and Japan.

Market Leadership: Manugistics continues to be singled out for innovation and leadership in demand and supply chain management. For the second consecutive year the Company was ranked as the number one solution provider for supply chain planning by Consumer Goods Technology magazine. The Company was also selected by the editors of CMP Media’s Intelligent Enterprise as one of the top “Companies to Watch” in 2004.

Conference Call Information: Manugistics will conduct a simultaneous conference call and audio Webcast on Wednesday, March 31, 2004 at 5:00 PM ET to discuss the Company’s financial performance for its fourth quarter. Interested parties may listen to the Webcast by going to www.manugistics.com/ir/.

A recording of the call will be available from 7:00 PM ET Wednesday, March 31, 2004 through 7:00 PM ET on Friday, April 2, 2004. To listen to the recording, callers within North America may call 800-633-8284. Callers outside North America may call 402-977-9140. Callers to the recording will be required to enter the access number for this call, which is 21187077. In addition, a recording of the Webcast will be archived for approximately three months on the Manugistics Web site at www.manugistics.com/ir/.

About Manugistics Group, Inc.
Manugistics is a leading global provider of demand and supply chain management solutions. Today, more than 1,200 clients trust Manugistics to help them drive profitable growth, unlock the value of their existing IT investments and ensure the security and integrity of their global supply chains. Its clients include industry leaders such as AT&T, BMW, Boeing, Brown & Williamson, Cingular, Circuit City, Coca-Cola Bottling, Continental Airlines, Diageo, DuPont, Fairchild Semiconductor, Harley-Davidson, John Deere, McCormick, Nestle, Nissan, RadioShack and Unilever. For more information, go to www.manugistics.com.

FOR ADDITIONAL INFORMATION REGARDING THIS ANNOUNCEMENT, CONTACT THE MANUGISTICS NEWSBUREAU HOTLINE AT 301-255-5330.

Reasons for Presentation of Non-GAAP Financial Measures
The non-GAAP financial measures presented in the text of this press release and accompanying supplementary financial information (also referred to as “adjusted”) represent the financial measures used by the Company’s management to evaluate the quarterly operating performance of the Company and to conduct its business operations. These non-GAAP financial measures are also used by management to evaluate return on investment, income contribution and future impact to operating results of potential mergers and acquisitions. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to competitors’ operating results and the software industry in general. This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. In addition, the non-GAAP financial information provided may be different than similar measures used by other companies. However, the Company’s management believes these non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future prospects in the same manner as management if they so choose. The Company believes its non-GAAP measures of operating performance better reflect the underlying economics of its business and better aligns with the cash flow performance of the Company as measured under GAAP than it does with operating results as presented under GAAP, which includes or may include, from time to time, non-cash charges for amortization expense and purchased research and development related to acquisitions, impairment losses on long-lived assets and non-cash stock option compensation charges. A reconciliation of GAAP results to adjusted results has been provided in the financial statement tables that accompany this press release.

Forward-Looking Statements
Information in this release relating to Manugistics’ prospects that are forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the following: (1) Economic, political and other uncertainties that may continue to adversely affect purchasing decisions for enterprise application software and services throughout our markets, such as decisions to delay closing of software license transactions or to reduce the size of individual transactions, which could result in quarterly revenues and income falling significantly short of anticipated levels; (2) Most of Manugistics’ expenses are fixed in the short-term. If Manugistics’ management is unable to accurately forecast revenue or to adjust the Company’s cost structure quickly enough to align it with revenue, the Company’s overall financial performance and condition and its ability to successfully operate its business could be adversely affected; (3) Manugistics may be unable to maintain its competitive place in the markets for its products and services, to keep pace with the rapid technological advances or to introduce new products or product versions that satisfy customer demand, achieve market acceptance or meet competitive challenges; and (4) Manugistics has introduced and will continue to introduce new and revised versions of software application products and services, such as its web-based architecture in Manugistics 7.0, 7.1 and 7.2 (released in May 2002, February 2003 and February 2004, respectively). There can be no assurance as to the market acceptance of or the Company’s ability to derive revenue from these products and services.

Forward looking statements may be identified by the use of words such as “achieve,” “align,” “always,” “anticipate,” “assuming,” “begin,” “believe,” “building,” “capture,” “confident,” “continue,” “demand,” “drive,” “emerging,” “enable,” “encouraged,” “execute,” “expand,” “expect,” “feel,” “focus,” “forecast,” “future,” “gain,” “goal,” “grow,” “guidance,” “improve,” “increase,” “intend,” “lead,” “looking forward,” “optimistic,” “plan,” “position,” “predict,” “produce,” “projected,” “promise,” “re-emerging,” “remain,” “see,” “should,” “showing signs,” “stabilize,” “target,” “trend,” or “will.” More information about factors that potentially could affect Manugistics’ financial results is included in Manugistics filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2003 and Quarterly Report on Form 10-Q for the quarter ended November 30, 2003. Manugistics assumes no obligation to update the forward-looking information contained in this announcement.

Manugistics is a registered trademark, the Manugistics logo, and Manugistics NetWORKS are trademarks of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

###

MANUGISTICS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — GAAP (1)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	February 28/29,		February 28/29,
	(Unaudited)		(Unaudited)
REVENUE:	2004	2003	2004	2003

Software	$18,976	$18,187	$73,766	$74,899
Services	15,005	22,530	73,254	102,144
Support	21,844	22,208	86,593	84,075
Reimbursed expenses	1,975	2,568	9,432	11,268

Total revenue	57,800	65,493	243,045	272,386

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	3,291	3,632	15,851	19,127
Amortization of acquired technology	3,546	3,559	14,210	13,623
Cost of services and support	17,404	23,247	80,306	98,055
Cost of reimbursed expenses	1,975	2,568	9,432	11,268
Sales and marketing	16,852	19,780	66,061	95,627
Product development	8,080	14,747	36,233	63,055
General and administrative	6,002	6,547	24,160	27,885
Amortization of intangibles	1,662	1,004	4,674	3,866
Goodwill impairment charge	—	96,349	—	96,349
Restructuring and lease abandonment charges	8,078	2,188	18,627	19,184
Purchased research and development	—	—	—	3,800
Non-cash stock option compensation charge	193	749	1,799	3,426

Total operating expenses	67,083	174,370	271,353	455,265

OPERATING LOSS	(9,283)	(108,877)	(28,308)	(182,879)
DEBT CONVERSION EXPENSE	(43,417)	—	(59,823)	—
OTHER EXPENSE, NET	(3,458)	(2,594)	(13,455)	(7,942)

LOSS BEFORE INCOME TAXES	(56,158)	(111,471)	(101,586)	(190,821)
PROVISION (BENEFIT) FOR INCOME TAXES	465	(33)	1,314	21,418

NET LOSS	$(56,623)	$(111,438)	$(102,900)	$(212,239)

BASIC AND DILUTED LOSS PER SHARE	($0.73)	($1.59)	($1.42)	($3.04)
SHARES USED IN BASIC AND DILUTED SHARE CALCULATION:	77,634	70,028	72,715	69,768

(1)	GAAP = Generally Accepted Accounting Principles

MANUGISTICS GROUP, INC AND SUBSIDIARIES
ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — NON – GAAP (1)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	February 28/29,		February 28/29,
	(Unaudited)		(Unaudited)
REVENUE:	2004	2003	2004	2003

Software	$18,976	$18,187	$73,766	$74,899
Services	15,005	22,530	73,254	102,144
Support	21,844	22,208	86,593	84,075
Reimbursed expenses	1,975	2,568	9,432	11,268

Total revenue	57,800	65,493	243,045	272,386

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	3,291	3,632	15,851	19,127
Cost of services and support	17,404	23,247	80,306	98,055
Cost of reimbursed expenses	1,975	2,568	9,432	11,268
Sales and marketing	16,852	19,780	66,061	95,627
Product development	8,080	14,747	36,233	63,055
General and administrative	6,002	6,547	24,160	27,885

Total operating expenses	53,604	70,521	232,043	315,017

ADJUSTED OPERATING INCOME (LOSS)	4,196	(5,028)	11,002	(42,631)
OTHER EXPENSE, NET	(3,458)	(2,594)	(13,455)	(7,942)

ADJUSTED INCOME (LOSS) BEFORE INCOME TAXES	738	(7,622)	(2,453)	(50,573)
PROVISION (BENEFIT) FOR INCOME TAXES	465	(33)	1,314	1,066

ADJUSTED NET INCOME (LOSS)	$273	$(7,589)	$(3,767)	$(51,639)

BASIC ADJUSTED INCOME (LOSS) PER SHARE	$0.00	($0.11)	($0.05)	($0.74)
DILUTED ADJUSTED INCOME (LOSS) PER SHARE	$0.00	($0.11)	($0.05)	($0.74)
SHARES USED IN BASIC ADJUSTED INCOME (LOSS) PER SHARE CALCULATION:	77,634	70,028	72,715	69,768
SHARES USED IN DILUTED ADJUSTED INCOME (LOSS) PER SHARE CALCULATION:	80,470	70,028	72,715	69,768

(1)	The adjusted condensed consolidated statements of operations is a non-GAAP presentation of the Company’s financial performance that is intended to enhance the understanding of the results of operations. Please see the reconciliation to GAAP results that also accompanies this press release.

MANUGISTICS GROUP, INC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
THREE MONTHS ENDED FEBRUARY 29, 2004
(in thousands, except per share data)

REVENUE:	GAAP	Adjustments		Adjusted (1)

Software	$18,976	$—		$18,976
Services	15,005	—		15,005
Support	21,844	—		21,844
Reimbursed expenses	1,975	—		1,975

Total revenue	57,800	—		57,800

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	3,291	—		3,291
Amortization of acquired technology	3,546	(3,546)	(a)	—
Cost of services and support	17,404	—		17,404
Cost of reimbursed expenses	1,975	—		1,975
Sales and marketing	16,852	—		16,852
Product development	8,080	—		8,080
General and administrative	6,002	—		6,002
Amortization of intangibles	1,662	(1,662)	(a)	—
Restructuring and lease abandonment charges	8,078	(8,078)	(b)	—
Non-cash stock option compensation charge	193	(193)	(c)	—

Total operating expenses	67,083	(13,479)		53,604

OPERATING (LOSS) INCOME	(9,283)	13,479		4,196
DEBT CONVERSION EXPENSE	(43,417)	43,417	(d)	—
OTHER EXPENSE, NET	(3,458)	—		(3,458)

(LOSS) INCOME BEFORE INCOME TAXES	(56,158)	56,896		738
PROVISION FOR INCOME TAXES	465	—		465

NET (LOSS) INCOME	$(56,623)	$56,896		$273

BASIC (LOSS) INCOME PER SHARE	$(0.73)			$0.00
DILUTED (LOSS) INCOME PER SHARE	$(0.73)			$0.00
SHARES USED IN BASIC (LOSS) INCOME PER SHARE CALCULATION	77,634			77,634
SHARES USED IN DILUTED (LOSS) INCOME PER SHARE CALCULATION	77,634			80,470

MANUGISTICS GROUP, INC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
THREE MONTHS ENDED FEBRUARY 28, 2003
(in thousands, except per share data)

REVENUE:	GAAP	Adjustments		Adjusted (1)

Software	$18,187	$—		$18,187
Services	22,530	—		22,530
Support	22,208	—		22,208
Reimbursed expenses	2,568	—		2,568

Total revenue	65,493	—		65,493

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	3,632	—		3,632
Amortization of acquired technology	3,559	(3,559)	(a)	—
Cost of services and support	23,247	—		23,247
Cost of reimbursed expenses	2,568	—		2,568
Sales and marketing	19,780	—		19,780
Product development	14,747	—		14,747
General and administrative	6,547	—		6,547
Amortization of intangibles	1,004	(1,004)	(a)	—
Goodwill impairment charge	96,349	(96,349)	(e)	—
Restructuring and lease abandonment charges	2,188	(2,188)	(b)	—
Non-cash stock option compensation charge	749	(749)	(c)	—

Total operating expenses	174,370	(103,849)		70,521

OPERATING LOSS	(108,877)	103,849		(5,028)
OTHER EXPENSE, NET	(2,594)	—		(2,594)

LOSS BEFORE INCOME TAXES	(111,471)	103,849		(7,622)
BENEFIT FROM INCOME TAXES	(33)	—		(33)

NET LOSS	$(111,438)	$103,849		$(7,589)

BASIC AND DILUTED LOSS PER SHARE	$(1.59)			$(0.11)
SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION:	70,028			70,028

MANUGISTICS GROUP, INC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
YEAR ENDED FEBRUARY 29, 2004
(in thousands, except per share data)

REVENUE:	GAAP	Adjustments		Adjusted (1)

Software	$73,766	$—		$73,766
Services	73,254	—		73,254
Support	86,593	—		86,593
Reimbursed expenses	9,432	—		9,432

Total revenue	243,045	—		243,045

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	15,851	—		15,851
Amortization of acquired technology	14,210	(14,210)	(a)	—
Cost of services and support	80,306	—		80,306
Cost of reimbursed expenses	9,432	—		9,432
Sales and marketing	66,061	—		66,061
Product development	36,233	—		36,233
General and administrative	24,160	—		24,160
Amortization of intangibles	4,674	(4,674)	(a)	—
Restructuring and lease abandonment charges	18,627	(18,627	)(b)	—
Non-cash stock option compensation charge	1,799	(1,799	)(c)	—

Total operating expenses	271,353	(39,310)		232,043

OPERATING (LOSS) INCOME	(28,308)	39,310		11,002
DEBT CONVERSION EXPENSE	(59,823)	59,823	(d)	—
OTHER EXPENSE, NET	(13,455)	—		(13,455)

LOSS BEFORE INCOME TAXES	(101,586)	99,133		(2,453)
PROVISION FOR INCOME TAXES	1,314	—		1,314

NET LOSS	$(102,900)	$99,133		$(3,767)

BASIC AND DILUTED LOSS PER SHARE	$(1.42)			$(0.05)
SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION:	72,715			72,715

MANUGISTICS GROUP, INC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
YEAR ENDED FEBRUARY 28, 2003
(in thousands, except per share data)

REVENUE:	GAAP	Adjustments		Adjusted (1)

Software	$74,899	$—		$74,899
Services	102,144	—		102,144
Support	84,075	—		84,075
Reimbursed expenses	11,268	—		11,268

Total revenue	272,386	—		272,386

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	19,127			19,127
Amortization of acquired technology	13,623	(13,623)	(a)	—
Cost of services and support	98,055	—		98,055
Cost of reimbursed expenses	11,268	—		11,268
Sales and marketing	95,627	—		95,627
Product development	63,055	—		63,055
General and administrative	27,885	—		27,885
Amortization of intangibles	3,866	(3,866)	(a)	—
Goodwill impairment charge	96,349	(96,349)	(e)	—
Restructuring and lease abandonment charges	19,184	(19,184)	(b)	—
Purchased research and development	3,800	(3,800)	(f)	—
Non-cash stock option compensation charge	3,426	(3,426)	(c)	—

Total operating expenses	455,265	(140,248)		315,017

OPERATING LOSS	(182,879)	140,248		(42,631)
OTHER EXPENSE, NET	(7,942)	—		(7,942)

LOSS BEFORE INCOME TAXES	(190,821)	140,248		(50,573)
PROVISION FOR INCOME TAXES	21,418	(20,352)	(g)	1,066

NET LOSS	$(212,239)	$160,600		$(51,639)

BASIC AND DILUTED LOSS PER SHARE	$(3.04)			$(0.74)
SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION:	69,768			69,768

(1)	The adjusted financial information provided is a non-GAAP measure of the Company’s financial performance that is intended to enhance the understanding of the results of operations.

Footnotes:
(a)	Amortization of intangibles and acquired technology related to acquisitions.
(b)	Restructuring and lease abandonment charges.
(c)	Non-cash stock option compensation charge.
(d)	Debt conversion expense related to exchange of convertible debt for common stock.
(e)	Goodwill impairment charge.
(f)	Purchased research and development charges related to acquisitions.
(g)	Valuation allowance on deferred tax assets.

MANUGISTICS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	February 29,	November 30,	February 28,
	2004	2003	2003
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$138,984	$124,615	$134,789
Marketable securities	7,316	2,638	2,946

Total cash, cash equivalents and marketable securities	146,300	127,253	137,735
Accounts receivable, net	55,575	58,464	63,940
Other current assets	11,924	13,266	11,612

Total current assets	213,799	198,983	213,287
NONCURRENT ASSETS:
Property and equipment, net	21,632	23,944	31,230
Software development costs, net	14,224	13,556	13,428
Goodwill	185,501	185,547	187,438
Intangible and other assets	53,926	60,067	71,010
Long-term investments	8,999	9,807	—
Restricted cash	—	—	12,980

TOTAL	$498,081	$491,904	$529,373

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,368	$10,745	$9,738
Accrued liabilities	33,249	31,857	40,370
Deferred revenue	43,748	34,931	43,388

Total current liabilities	87,365	77,533	93,496
NONCURRENT LIABILITIES:
Convertible debt	175,500	227,500	250,000
Long-term debt and capital leases	2,633	3,116	4,795
Other	14,823	10,306	9,000
STOCKHOLDERS’ EQUITY	217,760	173,449	172,082

TOTAL	$498,081	$491,904	$529,373

SUPPLEMENTAL BALANCE SHEET INFORMATION:
Total cash, cash equivalents, marketable securities and long-term investments	$155,299	$137,060	$137,735

MANUGISTICS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Year Ended
	February 28/29,		February 28/29,
	(Unaudited)		(Unaudited)
	2004	2003	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(56,623)	$(111,438)	$(102,900)	$(212,239)
Non-cash items	61,505	108,960	119,239	185,651
Changes in assets and liabilities	11,253	8,713	(9,514)	(4,087)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	16,135	6,235	6,825	(30,675)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	—	(196)	1,968	(32,259)
Restricted cash	—	1,116	12,980	(12,980)
Capital Expenditures	(491)	(1,282)	(2,165)	(14,821)
Capitalization/purchases of software	(2,565)	(2,354)	(11,520)	(11,222)
(Purchases) sales of marketable securities, net	(4,679)	2,369	(4,371)	1,313
(Purchases) sales of long-term investments,net	808	—	(8,999)	—

NET CASH USED IN INVESTING ACTIVITIES	(6,927)	(347)	(12,107)	(69,969)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Payments) borrowings — long-term debt, net	(687)	(133)	(3,046)	59
Proceeds from exercise of stock options and employee stock plan purchases	3,902	461	8,548	5,078

NET CASH PROVIDED BY INVESTING ACTIVITIES	3,215	328	5,502	5,137

EFFECTS OF EXCHANGE RATES ON CASH BALANCES	1,946	1,105	3,975	1,495

NET CHANGE IN CASH AND CASH EQUIVALENTS	14,369	7,321	4,195	(94,012)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	124,615	127,468	134,789	228,801

CASH AND CASH EQUIVALENTS, END OF PERIOD	$138,984	$134,789	$138,984	$134,789

MANUGISTICS GROUP, INC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(in thousands)

	Three Months Ended		Year Ended
	February 28/29,		February 28/29,
	(Unaudited)		(Unaudited)
	2004	2003	2004	2003
Days sales outstanding — accounts receivable, net	87	88
Product development costs, as reported	$8,080	$14,747	$36,233	$63,055
Capitalized software development costs	2,394	2,187	9,888	10,515

Gross product development costs	$10,474	$16,934	$46,121	$73,570

Gross product development costs — % of revenue	18.1%	25.9%	19.0%	27.0%
Capitalized software development costs	$2,394	$2,187	$9,888	$10,515
Amortization of capitalized software development costs	(1,684)	(2,264)	(8,987)	(11,587)

Net	$710	$(77)	$901	$(1,072)